Exhibit 99.1

Actuant Reports Improved Third Quarter Results; Raises Fiscal 2010 Guidance and Provides Fiscal 2011 Outlook

MILWAUKEE--(BUSINESS WIRE)--June 17, 2010--Actuant Corporation (NYSE: ATU) today announced results for its third quarter ended May 31, 2010.

Highlights

  45% year-over-year increase in diluted earnings per share from continuing operations (“EPS”) to $0.32 (excluding restructuring costs and impairment charges - see attached reconciliation of earnings.)
  Core revenue growth (total sales less the impact of acquisitions, divestitures and foreign currency rate changes) of 16%. Significant increase in Industrial and Engineered Solutions segment core sales growth of 20% and 43%, respectively.
  Strong operating profit expansion with highest margin performance of the past six quarters.
  Robust cash flow from operations totaling $52 million.
  Completed four tuck-in acquisitions during the past 90 days (including Selantic AS after quarter end) deploying approximately $44 million on businesses complementing our Industrial and Energy segments.
  Introduced fiscal 2011 EPS guidance range of $1.20-1.35.

Robert C. Arzbaecher, Chairman and CEO of Actuant commented, “We were pleased with our third quarter results, performing better than anticipated with broad-based strength in many of our markets. Revenue growth of 17% was above the high-end of our expectations in the face of headwinds from a stronger than planned US dollar. The sales increase, coupled with solid margin improvement, drove the EPS growth. Cash flow also exceeded expectations due to strong earnings and effective working capital management. We are pleased to have deployed this cash into four tuck-in acquisitions which provide strategic growth benefits to our Industrial and Energy businesses. Overall, our favorable third quarter financial performance highlights improved market demand and strong execution by our employees.”

Consolidated Results

Consolidated sales for the third quarter were $335 million, 17% higher than the comparable prior year quarter. Core sales increased 16% with foreign currency translation adding an additional 1% to growth in the quarter while the net impact of acquisitions and divestitures was not significant. Earnings and EPS from continuing operations in the fiscal 2010 third quarter were $21.8 million and $0.30, respectively, compared to $3.2 million and $0.06 in the comparable prior year quarter. Results for the third quarter of fiscal 2010 reflected restructuring costs (including those reported in cost of products sold) of $2.3 million, or $0.02 per diluted share. Fiscal 2009 third quarter results included restructuring costs of $10.7 million, or $0.11 per diluted share as well as non-cash impairment charges of $4.8 million, or $0.05 per diluted share. Excluding these items, EPS from continuing operations was $0.32 in the third quarter of fiscal 2010, 45% higher than the $0.22 in the prior year. (See attached reconciliation of earnings.)

Sales for the nine months ended May 31, 2010 were $934 million, 2% lower than the $950 million in the comparable prior year period. Excluding the impact of the weaker US dollar (+2%) year-to-date core sales decreased 4%. Earnings and EPS from continuing operations for the nine months ended May 31, 2010 were $40.8 million, or $0.57 per diluted share, compared to $19.3 million, or $0.33 per diluted share for the comparable prior year period. Year-to-date fiscal 2010 results include total restructuring costs of $15.2 million, or $0.15 per diluted share. Results for the nine months ended May 31, 2009 include $31.3 million ($0.29 per diluted share) of non-cash asset impairment charges and $14.5 million ($0.15 per diluted share) of restructuring costs. Excluding these items, current year nine month diluted EPS from continuing operations was $0.72, compared to $0.78 for the comparable prior year period. (See attached reconciliation of earnings.)

Segment Results
Industrial Segment
(US $ in millions)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2010	2009	2010	2009
Sales	$79.7	$62.8	$214.3	$225.0
Operating Profit	$20.4	$14.6	$45.0	$56.2
Adjusted Operating Profit(1)	$20.7	$15.6	$50.4	$57.7
Adjusted Operating Profit %(1)	26.0%	24.8%	23.5%	25.6%

(1) Excludes restructuring costs of $0.3 million and $5.4 million for the three and nine months ended May 31, 2010 and $1.0 million and $1.5 million for the three and nine months ended May 31, 2009, respectively.

Third quarter fiscal 2010 Industrial segment sales were $80 million, 27% higher than the prior year. Excluding foreign currency rate changes (+2%), and the benefit of the Integrated Solutions (IS) acquisitions (+5%), Industrial segment core sales increased 20% due to higher demand across most regions and end markets. This 20% year-over-year core sales rate of change represents substantial improvement from the 7% decline in the second quarter of fiscal 2010. Operating profit margins (excluding restructuring costs) improved 120 basis points from the prior year despite unfavorable mix related to the recent IS acquisitions, due to the higher volumes as well as the benefit of restructuring actions.

Energy Segment (US $ in millions)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2010	2009	2010	2009
Sales	$56.6	$62.3	$174.6	$195.8
Operating Profit	$7.2	$11.5	$22.5	$33.0
Adjusted Operating Profit(2)	$7.3	$11.8	$24.4	$33.3
Adjusted Operating Profit %(2)	12.9%	18.9%	14.0%	17.0%

(2) Excludes restructuring costs of $0.1 million and $1.9 million for the three and nine months ended May 31, 2010 and $0.3 million for both the three and nine months ended May 31, 2009, respectively.

Fiscal 2010 third quarter year-over-year Energy segment sales decreased 9% to $57 million. Excluding the 2% FX impact, core sales declined 11% due primarily to weakness in refinery maintenance activity, seismic exploration and large capital project based revenue. Partially offsetting this decline, emerging markets, alternative energy and adjacent markets (such as medical and defense) saw improving sales levels. Third quarter operating profit margin (excluding restructuring costs) was 12.9%, below the prior year due to the lower volumes and unfavorable mix, however, it improved 250 basis points sequentially.

Electrical Segment (US $ in millions)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2010	2009	2010	2009
Sales	$86.5	$83.8	$254.8	$276.4
Operating Profit (Loss)	$5.3	($7.3)	$10.4	($0.2)
Adjusted Operating Profit(3)	$6.7	$3.1	$14.9	$11.4
Adjusted Operating Profit %(3)	7.7%	3.7%	5.9%	4.1%

(3) Excludes restructuring costs of $1.4 million and $4.5 million for the three and nine months ended May 31, 2010, respectively. Excludes restructuring costs of $5.6 million and $6.8 million for the three and nine months ended May 31, 2009, respectively, as well as $4.8 million of non-cash asset impairment charges.

Electrical segment fiscal 2010 third quarter sales were $87 million, 3% higher than the comparable prior year quarter. Excluding product line divestitures (-5%), core sales increased 8% reflecting continued improvement in the North American marine and retail DIY markets. Weakness persisted in the electric utility and commercial construction markets. Third quarter operating profit margin (excluding restructuring costs) increased 400 basis points from the prior year, and 170 basis points sequentially, reflecting higher volumes and restructuring driven cost savings.

Engineered Solutions Segment (US $ in millions)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2010	2009	2010	2009
Sales	$111.7	$76.3	$290.3	$252.6
Operating Profit (Loss)	$13.2	$(2.7)	$22.2	$(25.8)
Adjusted Operating Profit(4)	$13.6	$1.0	$25.0	$6.1
Adjusted Operating Profit %(4)	12.1%	1.3%	8.6%	2.4%

(4) Excludes restructuring costs of $0.4 million and $2.8 million for the three and nine months ended May 31, 2010 and $3.7 million and $5.3 million for the three and nine months ended May 31, 2009. The nine months ended May 31, 2009 also excludes $26.6 million of impairment charges.

Third quarter fiscal 2010 Engineered Solutions segment sales increased a robust 46% from the prior year to $112 million, benefiting from significantly higher shipments to global truck, automotive and specialty vehicle customers. Excluding the impact of acquisitions (+3%), the year-over-year core sales rate of change improved sequentially from 16% in the second quarter of fiscal 2010 to 43% in the third quarter with significantly higher European truck production, model launches within automotive as well as improving trends in the North American truck and construction equipment markets. Third quarter operating margins (excluding restructuring costs) increased 1080 basis points compared to the prior year and 540 basis points sequentially due to the higher volumes and improved cost structure.

Corporate

Corporate expenses for the third quarter of fiscal 2010, excluding restructuring charges of $0.1 million, were $7.4 million, an increase of approximately $2.5 million from last year. The increase is due to approximately $0.7 million of acquisition related costs, growth initiative expenditures and higher annual incentive compensation expense.

Financial Position

Net debt at May 31, 2010 was $359 million (total debt of $381 million less $22 million of cash). The Company deployed approximately $27 million during the quarter on acquisitions yet still reduced net debt by approximately $19 million as a result of strong cash flow. Following quarter end, the Company deployed $17 million of capital to fund the Selantic acquisition, leaving approximately $370 million of unused revolver capacity.

Outlook

The Company updated its fiscal year 2010 outlook to incorporate its actual third quarter financial results, the current foreign currency environment and the impact of recently completed acquisitions. Full year fiscal 2010 EPS is expected to be in the range of $0.95-1.00 (excluding restructuring charges) on sales of $1.24-1.25 billion. Fourth quarter EPS is projected to be in the $0.24-0.29 range on sales of $305-315 million. Free cash flow guidance for the fiscal year has been increased to $120-125 million, up from the previous $110 million estimate.

Arzbaecher continued, “Through the first nine months of fiscal 2010, Actuant has delivered stronger than originally expected results and we intend to continue this momentum into the fourth quarter and fiscal 2011, despite modest global economic uncertainty and foreign currency translation headwind. Moving forward, we remain focused on growing our business, cash flow generation and maintaining a solid financial position. Excluding future acquisitions, we are projecting fiscal 2011 EPS growth of approximately 25%-40% above the mid-point of our fiscal 2010 EPS guidance range, to $1.20-1.35, on sales of approximately $1.31-1.36 billion. Projected free cash flow for fiscal 2011 is $120-130 million. We continue to pursue acquisition opportunities which, when executed, will be incremental to guidance. We believe that the combination of an improving economy, our strong portfolio of businesses, lower cost structure, and focus on growth will benefit Actuant shareholders.

Conference Call Information

An investor conference call is scheduled for 10 am CT today, June 17, 2010. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic and electrical tools and supplies; specialized products and services for energy related industries and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Butler, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	May 31,	August 31,
	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$ 22,281	$ 11,385
Accounts receivable, net	214,780	155,520
Inventories, net	161,434	160,656
Deferred income taxes	23,220	20,855
Other current assets	15,483	15,246
Total current assets	437,198	363,662

Property, plant and equipment, net	111,439	129,118
Goodwill	704,200	711,522
Other intangible assets, net	333,201	350,249
Other long-term assets	10,061	13,880

Total assets	$ 1,596,099	$ 1,568,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$ 579	$ 4,964
Trade accounts payable	131,023	108,333
Accrued compensation and benefits	43,832	30,079
Income taxes payable	33,444	20,578
Other current liabilities	84,971	71,140
Total current liabilities	293,849	235,094

Long-term debt, less current maturities	380,538	400,135
Deferred income taxes	115,241	117,335
Pension and postretirement benefit accruals	34,835	37,662
Other long-term liabilities	27,960	30,835

Shareholders' equity
Capital stock	13,587	13,543
Additional paid-in capital	(178,868)	(188,644)
Accumulated other comprehensive loss	(78,954)	(24,599)
Stock held in trust	(1,930)	(1,766)
Deferred compensation liability	1,930	1,766
Retained earnings	987,911	947,070
Total shareholders' equity	743,676	747,370

Total liabilities and shareholders' equity	$ 1,596,099	$ 1,568,431

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2010	2009	2010	2009

Net sales	$ 334,569	$ 285,154	$ 933,978	$ 949,742
Cost of products sold	212,884	189,793	603,973	629,648
Gross profit	121,685	95,361	330,005	320,094

Selling, administrative and engineering expenses	75,553	63,841	218,400	210,518
Restructuring charges	2,201	10,473	14,221	14,186
Impairment charges	-	4,768	-	31,321
Amortization of intangible assets	5,305	5,132	16,134	14,346
Operating profit	38,626	11,147	81,250	49,723

Financing costs, net	7,780	9,026	24,115	31,164
Other expense, net	700	817	923	234
Earnings from continuing operations before income
tax expense (benefit)	30,146	1,304	56,212	18,325

Income tax expense (benefit)	8,311	(1,907)	15,366	(1,014)
Earnings from continuing operations	21,835	3,211	40,846	19,339
Loss from discontinued operations, net of income taxes	-	(20,846)	-	(22,131)
Net earnings (loss)	$ 21,835	$ (17,635)	$ 40,846	$ (2,792)

Earnings from continuing operations per share
Basic	$ 0.32	$ 0.06	$ 0.60	$ 0.34
Diluted	0.30	0.06	0.57	0.33

Earnings (loss) per share
Basic	$ 0.32	$ (0.31)	$ 0.60	$ (0.05)
Diluted	0.30	(0.27)	0.57	(0.01)

Weighted average common shares outstanding
Basic	67,642	56,252	67,593	56,148
Diluted	74,389	64,051	74,156	64,234

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2010	2009	2010	2009

Operating Activities
Net earnings (loss)	$ 21,835	$ (17,635)	$ 40,846	$ (2,792)
Adjustments to reconcile net earnings (loss)
to net cash provided by
operating activities:
Depreciation and amortization	12,064	12,753	39,079	38,498
Stock-based compensation expense	2,146	2,953	6,044	6,401
Provision (benefit) for deferred income taxes	155	(9,756)	682	(20,116)
Impairment charges	-	31,721	-	58,274
Other	710	1,015	1,923	2,070
Changes in operating assets and
liabilities, excluding the effects of
acquisitions and divestitures:
Accounts receivable	(16,592)	20,108	(28,555)	68,340
Expiration of accounts receivable
securitization program	-	-	(37,106)	-
Inventories	1,460	26,436	(3,899)	36,732
Prepaid expenses and other assets	84	(1,292)	2,372	823
Trade accounts payable	12,591	(11,438)	24,680	(68,023)
Income taxes payable	5,701	410	9,235	(7,193)
Accrued compensation and benefits	8,701	(4,639)	16,994	(25,364)
Other accrued liabilities	2,835	13,426	(2,721)	10,031
Net cash provided by operating activities	51,690	64,062	69,574	97,681

Investing Activities
Proceeds from sale of property, plant and equipment	390	317	1,073	607
Proceeds from product line divestiture	-	-	7,516	-
Capital expenditures	(6,437)	(2,511)	(13,213)	(15,018)
Business acquisitions, net of cash acquired	(27,248)	(50)	(29,248)	(235,922)
Net cash used in investing activities	(33,295)	(2,244)	(33,872)	(250,333)

Financing Activities
Net borrowings (repayments) on revolving
credit facilities and
short-term borrowings	(11,579)	(72,010)	182	96,199
Principal repayments on term loans	-	(1,438)	-	(156,438)
Proceeds from issuance of term loan	-	-	-	115,000
Open market repurchases of 2% Convertible Notes	-	-	(22,894)	-
Debt issuance costs	-	-	-	(5,333)
Stock option exercises, related tax benefits and other	682	598	1,692	3,474
Cash dividend	-	-	(2,702)	(2,251)
Net cash (used in) provided by financing activities	(10,897)	(72,850)	(23,722)	50,651

Effect of exchange rate changes on cash	(927)	1,995	(1,084)	(7,256)
Net increase (decrease) in cash and cash equivalents	6,571	(9,037)	10,896	(109,257)
Cash and cash equivalents - beginning of period	15,710	22,329	11,385	122,549
Cash and cash equivalents - end of period	$ 22,281	$ 13,292	$ 22,281	$ 13,292

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2009					FISCAL 2010
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$ 90,524	$ 71,682	$ 62,843	$ 61,802	$ 286,851	$ 65,308	$ 69,235	$ 79,744		$ 214,287
ENERGY SEGMENT	73,982	59,526	62,251	63,731	259,490	64,065	53,862	56,645		174,572
ELECTRICAL SEGMENT	102,898	89,719	83,752	87,792	364,161	86,618	81,705	86,468		254,791
ENGINEERED SOLUTIONS SEGMENT	103,385	72,872	76,308	76,731	329,296	89,202	89,414	111,712		290,328
TOTAL	$ 370,789	$ 293,799	$ 285,154	$ 290,056	$ 1,239,798	$ 305,193	$ 294,216	$ 334,569		$ 933,978

% SALES GROWTH
INDUSTRIAL SEGMENT	4%	-18%	-38%	-37%	-23%	-28%	-3%	27%		-5%
ENERGY SEGMENT	49%	37%	7%	5%	22%	-13%	-10%	-9%		-11%
ELECTRICAL SEGMENT	-21%	-29%	-34%	-22%	-27%	-16%	-9%	3%		-8%
ENGINEERED SOLUTIONS SEGMENT	-23%	-44%	-47%	-37%	-38%	-14%	23%	46%		15%
TOTAL	-8%	-24%	-34%	-26%	-23%	-18%	0%	17%		-2%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$ 26,107	$ 15,972	$ 15,597	$ 13,692	$ 71,368	$ 13,854	$ 15,847	$ 20,703		$ 50,404
ENERGY SEGMENT	15,647	5,895	11,772	11,801	45,115	11,502	5,615	7,326		24,443
ELECTRICAL SEGMENT	5,896	2,404	3,119	4,213	15,632	3,357	4,902	6,686		14,945
ENGINEERED SOLUTIONS SEGMENT	7,865	(2,735)	991	342	6,463	5,481	6,007	13,554		25,042
CORPORATE / GENERAL	(3,197)	(5,013)	(4,815)	(5,042)	(18,066)	(5,471)	(5,561)	(7,351)		(18,384)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$ 52,318	$ 16,523	$ 26,664	$ 25,006	$ 120,512	$ 28,723	$ 26,810	$ 40,918		$ 96,450
IMPAIRMENT CHARGES	(26,553)	-	(4,768)	-	(31,321)	-	-	-		-
RESTRUCTURING CHARGES (1)	(674)	(3,039)	(10,749)	(9,277)	(23,739)	(3,628)	(9,280)	(2,292)		(15,200)
TOTAL	$ 25,091	$ 13,484	$ 11,147	$ 15,729	$ 65,452	$ 25,095	$ 17,530	$ 38,626		$ 81,250

OPERATING PROFIT %
INDUSTRIAL SEGMENT	28.8%	22.3%	24.8%	22.2%	24.9%	21.2%	22.9%	26.0%		23.5%
ENERGY SEGMENT	21.1%	9.9%	18.9%	18.5%	17.4%	18.0%	10.4%	12.9%		14.0%
ELECTRICAL SEGMENT	5.7%	2.7%	3.7%	4.8%	4.3%	3.9%	6.0%	7.7%		5.9%
ENGINEERED SOLUTIONS SEGMENT	7.6%	-3.8%	1.3%	0.4%	2.0%	6.1%	6.7%	12.1%		8.6%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	14.1%	5.6%	9.4%	8.6%	9.7%	9.4%	9.1%	12.2%		10.3%

EBITDA
INDUSTRIAL SEGMENT	$ 27,139	$ 17,058	$ 18,208	$ 15,322	$ 77,727	$ 15,633	$ 16,639	$ 21,632		$ 53,904
ENERGY SEGMENT	21,671	11,492	15,080	16,235	64,478	15,493	10,072	11,353		36,918
ELECTRICAL SEGMENT	7,103	3,440	5,307	6,388	22,238	5,270	6,429	7,839		19,538
ENGINEERED SOLUTIONS SEGMENT	12,417	1,274	3,879	4,953	22,524	8,981	10,168	17,373		36,522
CORPORATE / GENERAL	(3,110)	(4,058)	(4,237)	(4,196)	(15,601)	(4,771)	(4,339)	(6,542)		(15,652)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$ 65,220	$ 29,206	$ 38,237	$ 38,702	$ 171,366	$ 40,606	$ 38,969	$ 51,655		$ 131,229
IMPAIRMENT CHARGES	(26,553)	-	(4,768)	-	(31,321)	-	-	-		-
RESTRUCTURING CHARGES (1)	(674)	(3,039)	(10,749)	(9,277)	(23,739)	(3,628)	(9,280)	(2,292)		(15,200)
TOTAL	$ 37,993	$ 26,167	$ 22,720	$ 29,425	$ 116,306	$ 36,978	$ 29,689	$ 49,363		$ 116,029

EBITDA %
INDUSTRIAL SEGMENT	30.0%	23.8%	29.0%	24.8%	27.1%	23.9%	24.0%	27.1%		25.2%
ENERGY SEGMENT	29.3%	19.3%	24.2%	25.5%	24.8%	24.2%	18.7%	20.0%		21.1%
ELECTRICAL SEGMENT	6.9%	3.8%	6.3%	7.3%	6.1%	6.1%	7.9%	9.1%		7.7%
ENGINEERED SOLUTIONS SEGMENT	12.0%	1.7%	5.1%	6.5%	6.8%	10.1%	11.4%	15.6%		12.6%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	17.6%	9.9%	13.4%	13.3%	13.8%	13.3%	13.2%	15.4%		14.1%

ACTUANT CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)
	FISCAL 2009					FISCAL 2010
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
OPERATING PROFIT (LOSS), EXCLUDING RESTRUCTURING CHARGES AND IMPAIRMENT CHARGES
INDUSTRIAL SEGMENT
OPERATING PROFIT (GAAP MEASURE)	$ 26,007	$ 15,545	$ 14,633	$ 11,266	$ 67,451	$ 13,676	$ 10,937	$ 20,374		$ 44,987
RESTRUCTURING CHARGES	100	427	964	2,426	3,917	178	4,910	329		5,417
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$ 26,107	$ 15,972	$ 15,597	$ 13,692	$ 71,368	$ 13,854	$ 15,847	$ 20,703		$ 50,404

ENERGY SEGMENT
OPERATING PROFIT (GAAP MEASURE)	$ 15,533	$ 5,976	$ 11,508	$ 11,075	$ 44,092	$ 11,359	$ 3,922	$ 7,203		$ 22,484
RESTRUCTURING CHARGES	114	(81)	264	726	1,023	143	1,693	123		1,959
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$ 15,647	$ 5,895	$ 11,772	$ 11,801	$ 45,115	$ 11,502	$ 5,615	$ 7,326		$ 24,443

ELECTRICAL SEGMENT
OPERATING PROFIT (LOSS) (GAAP MEASURE)	$ 5,861	$ 1,225	$ (7,285)	$ 1,250	$ 1,051	$ 673	$ 4,424	$ 5,308		$ 10,405
RESTRUCTURING CHARGES	35	1,179	5,636	2,963	9,813	2,684	478	1,378		4,540
IMPAIRMENT CHARGE	-	-	4,768	-	4,768	-	-	-		-
ADJUSTED OPERATING PROFIT (NON-GAAP MEASURE)	$ 5,896	$ 2,404	$ 3,119	$ 4,213	$ 15,632	$ 3,357	$ 4,902	$ 6,686		$ 14,945

ENGINEERED SOLUTIONS
OPERATING PROFIT (LOSS) (GAAP MEASURE)	$ (19,113)	$ (3,985)	$ (2,670)	$ (2,664)	$ (28,432)	$ 5,053	$ 3,995	$ 13,170		$ 22,218
RESTRUCTURING CHARGES	425	1,250	3,661	3,006	8,342	428	2,012	384		2,824
IMPAIRMENT CHARGE	26,553	-	-	-	26,553	-	-	-		-
ADJUSTED OPERATING PROFIT (LOSS) (NON-GAAP MEASURE)	$ 7,865	$ (2,735)	$ 991	$ 342	$ 6,463	$ 5,481	$ 6,007	$ 13,554		$ 25,042

CORPORATE
OPERATING LOSS (GAAP MEASURE)	$ (3,197)	$ (5,277)	$ (5,039)	$ (5,198)	$ (18,710)	$ (5,666)	$ (5,748)	$ (7,429)		$ (18,844)
RESTRUCTURING CHARGES	-	264	224	156	644	195	187	78		460
ADJUSTED OPERATING LOSS (NON-GAAP MEASURE)	$ (3,197)	$ (5,013)	$ (4,815)	$ (5,042)	$ (18,066)	$ (5,471)	$ (5,561)	$ (7,351)		$ (18,384)

NET EARNINGS (LOSS), EXCLUDING RESTRUCTURING CHARGES, IMPAIRMENT CHARGES, DEBT EXTINGUISHMENT CHARGES AND DISCONTINUED OPERATIONS (2)

NET EARNINGS (LOSS) (GAAP MEASURE)	$ 11,598	$ 3,244	$ (17,635)	$ 16,515	$ 13,723	$ 11,854	$ 7,157	$ 21,835		$ 40,846
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	481	2,028	7,173	6,223	15,905	2,601	6,566	1,622		10,789
IMPAIRMENT CHARGES, NET OF TAX BENEFIT	16,463	-	2,981	-	19,444	-	-	-		-
DEBT EXTINGUISHMENT CHARGES, NET OF TAX BENEFIT	(236)	-	-	1,303	1,067	-	-	-		-
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	300	985	20,846	(12,003)	10,128	-	-	-		-
TOTAL (NON-GAAP MEASURE)	$ 28,606	$ 6,257	$ 13,365	$ 12,038	$ 60,267	$ 14,455	$ 13,723	$ 23,457		$ 51,635

DILUTED EARNINGS (LOSS) PER SHARE, EXCLUDING RESTRUCTURING CHARGES, IMPAIRMENT CHARGES, DEBT EXTINGUISHMENT CHARGES AND DISCONTINUED OPERATIONS (2)

NET EARNINGS (LOSS) (GAAP MEASURE)	$ 0.19	$ 0.06	$ (0.27)	$ 0.24	$ 0.24	$ 0.17	$ 0.10	$ 0.30		$ 0.57
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	0.01	0.03	0.11	0.09	0.24	0.03	0.09	0.02		0.15
IMPAIRMENT CHARGES, NET OF TAX BENEFIT	0.26	-	0.05	-	0.29	-	-	-		-
DEBT EXTINGUISHMENT CHARGES, NET OF TAX BENEFIT	(0.00)	-	-	0.02	0.02	-	-	-		-
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	-	0.02	0.33	(0.17)	0.15	-	-	-		-
TOTAL (NON-GAAP MEASURE)	$ 0.45	$ 0.11	$ 0.22	$ 0.18	$ 0.95	$ 0.20	$ 0.19	$ 0.32		$ 0.72

EBITDA (3)
NET EARNINGS (LOSS) (GAAP MEASURE)	$ 11,598	$ 3,244	$ (17,635)	$ 16,515	$ 13,723	$ 11,854	$ 7,157	$ 21,835		$ 40,846
FINANCING COSTS, NET	12,235	9,904	9,025	10,685	41,849	8,538	7,798	7,780		24,116
INCOME TAX EXPENSE	1,497	(604)	(1,907)	540	(474)	4,399	2,656	8,311		15,366
DEPRECIATION & AMORTIZATION	12,363	12,638	12,391	13,688	51,080	12,187	12,078	11,437		35,702
DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	300	985	20,846	(12,003)	10,128	-	-	-		-
EBITDA (NON-GAAP MEASURE)	$ 37,993	$ 26,167	$ 22,720	$ 29,425	$ 116,306	$ 36,978	$ 29,689	$ 49,363		$ 116,029
IMPAIRMENT CHARGES	26,553	-	4,768	-	31,321	-	-	-		-
RESTRUCTURING CHARGES	674	3,039	10,749	9,277	23,739	3,628	9,280	2,292		15,200
EBITDA (NON-GAAP MEASURE) - EXCLUDING DISCONTINUED OPERATIONS, IMPAIRMENT AND RESTRUCTURING CHARGES	$ 65,220	$ 29,206	$ 38,237	$ 38,702	$ 171,366	$ 40,606	$ 38,969	$ 51,655		$ 131,229

ACTUANT CORPORATION
FOOTNOTES FOR SUPPLEMENTAL UNAUDITED DATA AND RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	A summary of restructuring charges included in cost of products sold is as follows:
		FISCAL 2009					FISCAL 2010
		Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

	Restructuring - cost of products sold	$ -	$ -	$ 276	$ 1,037	$ 1,313	$ 54	$ 833	$ 91	$ -	$ 979

(2)

Net earnings and diluted earnings per share excluding restructuring charges, impairment charges, debt extinguishment charges and discontinued operations represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes.  These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the Company's operating performance.  However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.  The total of the individual components may not equal due to rounding.

(3)

EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and discontinued operations.  EBITDA is not a calculation based upon generally accepted accounting principles (GAAP).  The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt.  In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them.  However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.  The total of the individual quarters may not equal the annual total due to rounding.

CONTACT:
Actuant Corporation
Karen Bauer, 262-373-7462